EXHIBIT 99.5

                               September 27, 2005


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated,
4 World Financial Center
New York, New York  10080

         Re:      PROPOSED PUBLIC OFFERING BY U.S. AIRWAYS GROUP, INC.


Dear Sirs:

                  The undersigned, a director of U.S. Airways Group, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch" or, the "Initial Purchaser") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with the Company providing for the offering (the "Offering"), pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act", by Merrill Lynch, of Senior Convertible Notes due 2020 of the Company (the "Initial Securities") and the grant by the Issuers to the Initial Purchaser of the option to purchase additional Senior Convertible Notes due 2020 (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively referred to as the "Securities". In recognition of the benefit that such an offering will confer upon the undersigned as a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, in his personal capacity and not as representative of ACE Aviation Holdings Inc., with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, in his personal capacity and not as representative of ACE Aviation Holdings Inc., or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                  Notwithstanding the foregoing, if:

                  (1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

                  (2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material
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event will occur during the 16-day period beginning on the last day of the
180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

                  The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch to the Company (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

                  For greater certainty, nothing herein shall impose any obligations on ACE Aviation Holdings Inc. or restrict in any manner the ability of ACE Aviation Holdings Inc. to act in respect of any of its shares of the Company's Common Stock.

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                  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

                                                Very truly yours,



                                                Signature  /s/ Robert Milton
                                                          ----------------------



                                                Print Name:  ROBERT MILTON
                                                          ----------------------








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